UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 11, 2004

                               VICAL INCORPORATED
               (Exact name of registrant as specified in charter)

          Delaware                     000-21088                 93-0948554
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)

       10390 Pacific Center Court
         San Diego, California                                   92121-4340
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (858) 646-1100

                                 Not Applicable.
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      We entered into an employment offer letter effective October 11, 2004, with Jill M. Church, pursuant to which Ms. Church joined us as our Vice President, Chief Financial Officer and Secretary. Under the offer letter, Ms. Church will receive an annual salary of $210,000 and a stock option to purchase up to 60,000 shares of our common stock. The exercise price of the stock option will be equal to the fair market value of our common stock on Ms. Church's hire date and its other terms will be determined by our Stock Plan Committee pursuant to our Stock Incentive Plan. Ms. Church will also be considered for a cash bonus award of up to 25% of the base salary paid to her during 2005.

      Under the offer letter, Ms. Church's employment may be terminated by either party at any time for any reason, with or without notice. However, if during the first four years of Ms. Church's employment we terminate her employment for any reason other than for cause or disability or she resigns her employment for good reason (each as defined in the offer letter), we will continue to pay Ms. Church her base compensation at the rate then in effect for up to six months. These payments would be reduced by the amount of any other compensation earned by Ms. Church during this period. If we terminate Ms. Church's employment for cause or disability or she resigns her employment without good reason, all compensation will cease immediately upon the last day of her employment.

Item 5.02  Departure of Directors or Principal Officers;
           Election of Directors; Appointment of Principal Officers.

      On October 11, 2004, we issued a press release announcing the appointment of Jill M. Church, age 43, as our Vice President, Chief Financial Officer and Secretary. Ms. Church's term of office as an executive officer of the Company will be determined in the discretion of our Board of Directors.

      From February 1999 until joining us, Ms. Church was Vice President of Finance and Controller of dj Orthopedics, Inc., a publicly-traded medical device company, where she held broad responsibilities in finance, accounting, treasury, risk management, and corporate governance. From September 1994 until joining dj Orthopedics, Ms. Church served as an audit manager for the San Diego office of Ernst & Young LLP, where her clients included life sciences, computer software and telecommunications companies as well as government contractors. From June 1990 until joining Ernst & Young, she was Division Controller at Medical Imaging Centers of America, Inc., a chain of freestanding imaging centers and mobile imaging centers, where she held divisional accounting and financial reporting responsibilities. Ms. Church received a B.S. degree in business administration and accounting from San Diego State University, and is a Certified Public Accountant.

      A description of the material terms of Ms. Church's employment offer letter is set forth in Item 1.01 above. A copy of the press release we issued with respect to Ms. Church's appointment is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

      Exhibit No.       Description

      99.1 Press Release of Vical Incorporated dated October 11, 2004, announcing the appointment of Jill M. Church as Vice President, Chief Financial Officer and Secretary.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VICAL INCORPORATED

Date: October 12, 2004                 By: /s/ VIJAY B. SAMANT
                                           -------------------------------------
                                           Vijay B. Samant
                                           President and Chief Executive Officer

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                                INDEX TO EXHIBITS

Exhibit No.       Description

99.1 Press Release of Vical Incorporated dated October 11, 2004, announcing the appointment of Jill M. Church as Vice President, Chief Financial Officer and Secretary.